Exhibit 23.2

[Letterhead of KPMG LLP]

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Territorial Mutual Holding Company:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus. Our report refers to the adoption of Statement of Financial Accounting Standards No. 158, Employers for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R), effective December 31, 2006.

/s/ KPMG LLP

Honolulu, Hawaii

November 12, 2008